Exhibit 99.1

FORM 3 CONTINUATION SHEET — JOINT FILER INFORMATION

5.               This Form 3 is being filed jointly by (i) ACOF I LLC, (ii) Ares Corporate Opportunities Fund, L.P., (ii) ACOF Management, L.P., (iii) ACOF Operating Manager, L.P., (iv) Ares Management Inc., (v) Ares Management LLC, (vi) Ares Management Holdings LLC, (vii) Ares Holdings LLC and (viii) Ares Partners Management Company LLC (collectively, the “Ares Entities”).  The principal business address of each of the Ares Entities is c/o Ares Management LLC, 2000 Avenue of the Stars, 12 Floor, Los Angeles, California 90067.

Name of Designated Filer: ACOF I LLC

Date of Event Requiring Statement: December 21, 2011

Issuer Name and Ticker or Trading Symbol: Orchard Supply Hardware Stores Corporation (OSH)

IN WITNESS WHEREOF, the undersigned hereby attach their signatures to this Exhibit 99.1 to the Statement of Form 3 as of December 21, 2011.

ACOF I LLC

	By:	Ares Corporate Opportunities Fund, L.P., its Sole Member
By: ACOF Operating Manager, L.P., its Manager

		By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ARES CORPORATE OPPORTUNITIES FUND, L.P.

	BY:	ACOF OPERATING MANAGER, L.P., its Manager

		By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ACOF MANAGEMENT, L.P.

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ACOF OPERATING MANAGER, L.P.

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ARES MANAGEMENT INC.

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ARES MANAGEMENT LLC

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ARES MANAGEMENT HOLDINGS LLC

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ARES HOLDINGS LLC

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ARES PARTNERS MANAGEMENT COMPANY LLC

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory